Exhibit 99.1

FOR IMMEDIATE RELEASE November 18, 2010

Investor Contact: Mark H. Tubb

Vice President - Investor Relations

813.871.4027

mtubb@walterenergy.com

Media Contacts: Michael A. Monahan

Director - Corporate Communications

205.745.2628

mmonahan@walterenergy.com

or

Jim Barron/Michael Henson

Sard Verbinnen & Co.

212-687-8080

Walter Energy Announces Acquisition Proposal and Exclusivity Agreement with Western Coal Corp.; Agrees to Acquire 19.8 Percent Stake in Western Coal Corp. from Audley Capital

(TAMPA, Fla.) - Walter Energy (NYSE: WLT) (or “the Company”), a leading U.S. producer and exporter of premium hard coking coal for the global steel industry, announced today that it has submitted a proposal (the “Proposal”) to Western Coal Corp. (TSX: WTN, AIM: WTN) to acquire the outstanding common shares of Western Coal for CAD$11.50 per share in cash and Company stock. In connection with the Proposal, Walter Energy has entered into an exclusivity agreement with Western Coal under which they have agreed to work exclusively with each other for a period of up to 14 days toward the negotiation of definitive agreements to give effect to the Proposal. The transaction would be effected by way of a statutory plan of arrangement pursuant to the Business Corporations Act (British Columbia).

Separately, Walter Energy has agreed to purchase from affiliates of Audley Capital (“Audley”) common shares representing 19.8 percent of the outstanding common shares of Western Coal for CAD$11.50 per share, or a total consideration of approximately CAD$630 million (USD$615 million), subject to adjustment in certain circumstances. The total enterprise value of the proposal for Western Coal, including the purchase from Audley Capital, is CAD$3.3 billion (USD$3.2 billion), net of cash on the balance sheet.

“From a strategic perspective, a transaction with Western Coal would be transformational for our company,” said Joe Leonard, Interim Chief Executive Officer of Walter Energy. “The combined company would be the leading, publicly-traded ‘pure-play’ metallurgical coal producer in the world, with unique and strategic access to steel producing markets in both the Atlantic and Pacific Basins. The transaction would meaningfully diversify both companies’ operating and development portfolios and provide new business opportunities which might not be available to either company on a standalone basis. The combined company would also be well positioned to participate in further strategic growth opportunities.”

On a pro forma basis, the combined company would have total coal reserves of approximately 385 million tons, based on the most recent disclosures by Walter Energy and Western Coal. Walter Energy currently produces approximately 7.0 million tons of premium metallurgical coal, with organic expansion plans expected to increase that number to up to 9.5 million tons in 2012. Western Coal expects to produce a total of 6.7 million tons of coal in the fiscal year ended March 2011 and has growth plans to achieve 11.0 million tons of total coal production during fiscal year ended March 2013. The increase in production and reserves would position the new entity to capitalize on the current and anticipated strength in the global metallurgical coal markets.

Under the purchase agreement with Audley, the Company will purchase approximately 54.5 million common shares of Western Coal owned by Audley, representing 19.8 percent of the total outstanding common shares of Western Coal, in two installments. Upon the satisfaction of closing conditions, Walter Energy will acquire approximately 25.3 million common shares for cash and will acquire the remainder of the stake in cash or Company stock immediately upon the acquisition of Western Coal by Walter Energy or, in any event, no later than April 30, 2011. The acquisition of Audley’s shares is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and compliance with any other applicable competition laws.

With respect to Audley, Michael T. Tokarz, Chairman of Walter Energy, added, “Audley’s support, evidenced by its desire to have a continuing interest in the combined company, is a vote of confidence in our ability to create value through the proposed transaction. We also want to commend Audley for the key role they played in the development of Western Coal over the last three years.”

Morgan Stanley & Co. Incorporated is acting as financial advisor and Simpson Thacher & Bartlett LLP and Osler, Hoskin & Harcourt LLP are acting as legal counsel to Walter Energy.

Conference Call and Webcast

Walter Energy Interim CEO Joe Leonard will brief investors and other interested parties this morning, Nov. 18, 2010, at 9 a.m. Eastern Standard Time, during a listen-only conference call and Webcast.

Participants dialing in by telephone should use one of the telephone numbers and the passcode below. Participants are urged to call in several minutes ahead to register their participation.

Toll-Free Conference Call Number:  888-381-5776

Alternate Conference Call Number: 1-630-395-0021

Reservation Passcode:  WLT

A replay of this call will be available for up to 30 days by dialing 888-277-5024 or 203-369-3021 and using the passcode 9580.

This call will also be broadcast via the Internet on Walter Energy’s Web site at www.walterenergy.com. A replay will be archived there, as well, for a period of up to 30 days.

About Walter Energy

Walter Energy is a leading U.S. producer and exporter of premium hard coking coal for the global steel industry and also produces steam coal and industrial coal, metallurgical coke and coal bed methane gas. The Company has annual revenues of approximately $1.2 billion and employs approximately 2,100 people. For more information about Walter Energy, please visit the Company Web site at www.walterenergy.com.

About Western Coal

Western Coal is a producer of high quality metallurgical coal from mines in northeast British Columbia (Canada), high quality metallurgical coal and compliant thermal coal from mines located in West Virginia (USA), and high quality anthracite coal in South Wales (UK). The Company is headquartered in Vancouver, BC, Canada. It is listed on the TSX and AIM as “WTN”. www.westerncoal.com

About Audley Capital

Audley Capital advises funds of approximately $1.5 billion with significant interests in the mining sector globally. It collaborates with management teams of portfolio companies to help facilitate value creation through financial and operational improvements.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance that any definitive agreement will be reached with Western Coal or on what terms. There can be no assurance that the transaction will close at all. The transaction is subject to a number of closing conditions which may be outside of Walter Energy’s control. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2009 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

- WLT -